Exhibit 8.1
SUBSIDIARIES OF THE REGISTRANT
•	State Good Group Limited, incorporated in the British Virgin Islands

•	Master Luck Corporation, incorporated in Hong Kong, S.A.R.

•	Simcere Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•	Nanjing Simcere Dongyuan Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•	Jiangsu Simcere Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Simcere Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•	Jiangsu Simcere Pharmaceutical R&D Co., Ltd., incorporated in the People’s Republic of China

•	Sichuan Zigong Yirong Industrial Co., Ltd., incorporated in the People’s Republic of China

•	Hainan Qitian Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•	Shandong Simcere Medgenn Bio-Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•	Jilin Boda Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•	Nanjing Tung Chit Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•	Wuhu Zhongren Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•	Medgenn (Hong Kong) Co., Ltd., incorporated in Hong Kong, S.A.R. (32% indirect ownership)